EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Quarter Ended December 24, 2022

CONCORD, Mass., Feb. 03, 2023 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the fiscal quarter ended December 24, 2022. For the quarter ended December 24, 2022, the Company reported a net loss of $(849,000), or $(0.46) per share, on revenue of $122,000, compared to a net loss of $(613,000), or $(0.33) per share, on revenue of $423,000 for the quarter ended December 25, 2021.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “The impact of  the COVID pandemic has not resolved and continues to have negative effects on the financial condition of the Company. We continue to work closely with our customers in order to be able to move quickly once they are in a position to place orders. TCC continues to closely monitor expenses and is actively pursuing additional sources of liquidity.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 24, 2022 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	12/24/2022	12/25/2021
	(Unaudited)	(Unaudited)
Net revenue	$ 122,000	$ 423,000
Gross profit (loss)	(27,000)	67,000
S, G & A expense	484,000	562,000
Product development costs	277,000	101,000
Operating loss	(788,000)	(596,000)
Interest expense	(61,000)	(16,000)
Net loss	(849,000)	(613,000)
Net loss per share:
Basic	$(0.46)	$(0.33)
Diluted	$(0.46)	$(0.33)

Condensed consolidated balance sheets

	12/24/2022	9/24/2022
	(Unaudited)	(derived from audited
		Financial statements)
Cash and cash equivalents	$ 59,000	$ 7,000
Accounts receivable - trade	-	15,000
Receivables - other	498,000	516,000
Inventory	972,000	966,000
Other current assets	167,000	187,000
Total current assets	1,696,000	1,691,000

Property and equipment, net	10,000	11,000
Right-of-use asset	208,000	249,000

Total assets	$ 1,914,000	$ 1,951,000

Current operating lease liability	$ 166,000	$ 164,000
Current portion of long-term debt	3,728,000	3,002,000
Accounts payable	257,000	159,000
Customer deposits	7,000	4,000
Accrued expenses and other current liabilities	337,000	325,000
Total current liabilities	4,495,000	3,654,000

Long term operating lease liability	42,000	84,000
Notes payable	147,000	148,000

Total liabilities	4,684,000	3,886,000
Total stockholders’ deficit	(2,770,000	(1,935,000
Total liabilities and stockholders’ deficit	$ 1,914,000	$ 1,951,000

Technical Communications Corporation	Michael P. Malone
100 Domino Drive	Chief Financial Officer
Concord, MA 01742 – 2892	(978) 287-5100
www.tccsecure.com